Exhibit 99.6

                             DC ASSET MANAGEMENT LLC
                                830 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

As of September 1, 2004

DynTek, Inc.
18881 Von Karman Avenue
Suite 250
Irvine, California 92612

Attention: Steven J. Ross, Chairman, CEO and President

Dear Mr. Ross:

      This letter, when executed by the parties hereto, will memorialize our understanding and constitute an agreement between DynTek, Inc., a Delaware corporation (the "Company"), and DC Asset Management LLC ("DCAM"), pursuant to which the Company agrees to retain DCAM and DCAM agrees to be retained by the Company under the terms and conditions set forth below:

      1. The Company hereby retains DCAM to negotiate, evaluate and structure merger, acquisition and other transactions, and DCAM hereby accepts such retention, for a term commencing on the date hereof and ending on September 1, 2005. As compensation for the services DCAM will provide to the Company, the Company shall within thirty days of the execution of this Agreement, issue to DCAM five-year warrants to purchase 1,150,000 shares of the Company's common stock, $.0001 par value per share (the "Common Stock"). A form of such warrant is attached hereto as Exhibit A (the "Warrants"). The Company agrees to provide to DCAM such registration rights with respect to the shares of Common Stock underlying the Warrants as set forth in Exhibit B attached hereto. The parties, prior to any registration, agree to enter into a customary form of indemnification agreement.

      2. The Company shall reimburse DCAM for any and all reasonable expenses incurred by DCAM in the performance of its duties hereunder, and DCAM shall account for such expenses to the Company by submission of vouchers reasonably satisfactory to the Company setting forth in reasonable detail the amount and reason for such cost or expense.

      3. All obligations of DCAM contained herein shall be subject to DCAM's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. DCAM shall devote such time and effort to the performance of its duties hereunder as DCAM shall determine is reasonably necessary for such performance. DCAM may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to DCAM all information relevant to the performance by DCAM of its obligations under this Agreement, or particular projects as to which DCAM is acting as advisor, which will permit DCAM to know all facts material to the


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advice to be rendered,  and all materials or information reasonably requested by
DCAM. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by DCAM, and thus prevents or impedes DCAM's performance hereunder, any inability of DCAM to perform shall not be a breach of its obligations hereunder.

      4. Subject to Section 5, nothing contained in this Agreement shall limit or restrict the right of DCAM or of any partner, affiliate, employee, agent or representative of DCAM, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of DCAM to render services of any kind to any other corporation, firm, individual or association.

      5. DCAM will hold, and will use its commercially reasonable efforts to cause its officers, directors, employees, consultants, advisors, and agents to hold, in confidence any confidential information which the Company provides to DCAM pursuant to this Agreement. DCAM may disclose such information to its officers, directors, employees, consultants, advisors and agents, in connection with the services to be rendered as contemplated by this Agreement, so long as such persons are informed by DCAM of the confidential nature of such information and are directed by DCAM to treat such information confidentially in accordance herewith. Notwithstanding the foregoing, DCAM shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which DCAM had independent knowledge prior to disclosure to it by the Company; (iii) which comes into the possession of DCAM in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by DCAM by governmental requirements. If DCAM is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, DCAM shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

      6. Because we will be acting on your behalf, it is our practice to receive indemnification. A copy of our standard indemnification provisions (the "Indemnification Provisions") is attached to this Agreement and is incorporated herein and made a part hereof.

      7. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

      8. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

      9. Any notices hereunder shall be sent to the Company and to DCAM at their respective addresses set forth above. Any notice shall be given by hand delivery, facsimile transmission or overnight delivery or courier service, against receipt therefor, and shall be


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deemed to have been given when  received.  Either party may  designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

      10. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

      11. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

      12. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and permitted assigns.


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      If you are in agreement with the  foregoing,  please execute two copies of this letter in the space provided below and return them to the undersigned.

                                                 Yours truly,

                                                 DC ASSET MANAGEMENT LLC

                                                 By: /s/ Richard Smithline
                                                     Name: Richard Smithline
                                                     Title: President

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST
ABOVE WRITTEN:

DYNTEK, INC.

By: /s/ Steven Ross
    Name: Steve Ross
    Title: CEO


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                           INDEMNIFICATION PROVISIONS

      DynTek, Inc., a Delaware corporation (the "Company"), agrees to indemnify and hold harmless DC Asset Management LLC ("DCAM") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise) (each a "Liability"), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which DCAM is a party), directly or indirectly, relating to, based upon, arising out of, or in connection with, its acting for the Company under the Agreement, dated as of September 1, 2004, between the Company and DCAM to which these indemnification provisions are attached and form a part (the "Agreement"), except to the extent that any such Liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from DCAM's gross negligence or willful misconduct. The Company also agrees that DCAM shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of DCAM, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from DCAM's gross negligence or willful misconduct.

      The indemnification provisions shall be in addition to any liability which the Company may otherwise have to DCAM or the persons identified below in this sentence and shall extend to the following: DCAM, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to DCAM in these indemnification provisions shall be understood to include any and all of the foregoing.

      If any action, suit, proceeding or investigation is commenced, as to which DCAM proposes to demand indemnification, it shall notify the Company with reasonable promptness (but any failure by DCAM to notify the Company shall not relieve the Company from its obligations hereunder); and the Company shall promptly assume the defense of such action, suit, proceeding or investigation, including the employment of counsel (reasonably satisfactory to DCAM) and payment of fees and expenses. DCAM shall have the right to retain its own counsel of its own choice to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company, but the fees and expenses of such counsel employed by DCAM shall be at the expense of DCAM unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have promptly employed counsel reasonably satisfactory to DCAM, or (iii) DCAM shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of DCAM. The Company shall be liable for any settlement


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of any claim against DCAM made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of DCAM, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as unconditional term thereof, the giving by the claimant to DCAM of an unconditional release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and DCAM, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and DCAM, on the other hand, and also the relative fault of the Company, on the one hand, and DCAM, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgements, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, DCAM shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by DCAM pursuant to the Agreement.

      Neither termination nor completion of the engagement of DCAM referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.


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                                                                       EXHIBIT B